Exhibit 5.1

ATTORNEYS AT LAW One Independent Drive, Suite 1300 Jacksonville, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX www.foley.com

July 8, 2022

Stryve Foods, Inc. 5801 Tennyson Parkway, Suite 275 Plano, TX 75024

Ladies and Gentlemen:

We have acted as securities counsel for Stryve Foods, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 11,502,355 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company that may be issued upon redemption of (i) an equal number of Class B Common Units (“Holdings Class B Units”) of Andina Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Holdings”), and (ii) an equal number of shares of Class V common stock, par value $0.0001 per share (the “Class V Common Stock”) of the Company, tendered for redemption by one or more of the members of Holdings pursuant to their contractual rights, as well as the possible resale from time to time of some or all of such shares of Class A Common Stock by the selling stockholders named in the Registration Statement

As counsel to the Company, we have examined (i) the First Amended and Restated Certificate of Incorporation of the Company (the “Charter”), (ii) the Bylaws of the Company, (iii) the Amended and Restated Operating Agreement of Holdings, (iv) the Exchange Agreement dated as of July 20, 2021, among Andina Acquisition Corp. III, a Delaware corporation, Holdings, Stryve Foods Holdings, LLC, and the holders of Holdings Class B Units and Class V Common Stock (the “Exchange Agreement”) and (v) the Registration Statement and exhibits thereto and such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the genuineness of all manual and electronic signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the issuance of the Shares has been duly authorized by all necessary corporate action of the Company, upon the issuance and delivery therefore in connection with the redemption of each (i) Holdings Class B Unit and (ii) Class V Common Stock for each share of Class A Common Stock in accordance with the Amended and Restated Operating Agreement of Holdings and the Exchange Agreement, such Shares will be validly issued, fully paid and nonassessable.

Our opinion is limited to the laws of Delaware and federal laws of the United States of America to the extent referred to specifically herein, in each case as are, in our professional judgment, applicable to transactions of the type contemplated by the Registration Statement, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations. This opinion letter is rendered as of the date hereof, and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter or the opinion expressed herein, if, after the date of this opinion letter, facts and/or circumstances come to our attention, and/or changes in the law occur, which could affect such opinion.

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July 8, 2022

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to this law firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ FOLEY & LARDNER LLP